EXHIBIT 5.1

LAW OFFICES
of
DAN BRECHER

99 Park Avenue, 16th Floor
New York, New York 10016
(212) 286-0747
Fax:  (212) 808-4155

April 20 , 2010

Media Sciences International, Inc.
8 Allerman Road
Oakland, NJ 07436

Re:	Registration Statement on Form S-3
Amendment No. 1

Ladies and Gentlemen:

We have acted as counsel to Media Sciences International, Inc., a Delaware corporation (the “Company”), in connection with the registration on Amendment No. 1 to Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, for the resale or other disposition of 400,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”).

The Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based on our examination mentioned above, we are of the opinion that the Shares being registered for resale or other disposition by the Selling Stockholders pursuant to the Registration Statement are duly authorized, fully paid, and non-assessable, under the laws of the State of Delaware.

LAW OFFICES OF DAN BRECHER
April 20 , 2010

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Law Offices of Dan Brecher
Law Offices of Dan Brecher